                                                                   EXHIBIT 10.25

                                PLEDGE AGREEMENT

      This PLEDGE AGREEMENT ("Agreement") is made and entered into as of March 4, 2002, by and between Applied Molecular Evolution, Inc. (the "Secured Party") and Torrey View Phase II, L.P., a California limited partnership ("Pledgor"), with reference to the following facts:

                                    RECITALS

      A. Concurrently herewith, Ocean Air Associates, LLC, a Delaware limited liability company ("Borrower"), has executed a promissory note of even date herewith in favor of Secured Party in the principal amount of Three Million Dollars ($3,000,000) (the "Note").

      B. Pledgor has a direct or indirect financial interest in Borrower and will be directly benefited by Secured Party's making of the loan evidenced by the Note.

      C. Secured Party would not enter into the loan evidenced by the Note without this Agreement and Pledgor is entering into this Agreement to induce Secured Party to make such loan.

      NOW, THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

      1. Grant of Security Interest; Perfection. Pledgor hereby assigns, transfers, pledges and grants to Secured Party, a first priority security interest in all of Pledgor's rights and interests under the Amended and Restated Operating Agreement of AME Torrey View, LLC, as amended (the "LLC Agreement"), as it may hereafter be amended, whether now held or hereafter acquired, including without limitation, all of its right, title and interest in and to the capital, distributions and profits of the Company ("LLC Interest"), to secure the payment of the Note and the performance of the obligations of Borrower under the Note. Pledgor hereby agrees that the LLC Interest shall secure the payment of the Note and the performance of the obligations of Borrower under the Note. Pledgor agrees to take such actions as Secured Party may reasonably request in order to perfect Secured Party's first priority security interest in the LLC Interest. Secured Party, as a member of AME Torrey View, LLC, a California limited liability company (the "Company"), hereby consents to the pledge made hereunder.

      2. Representations and Warranties of Pledgor. Pledgor represents and warrants to Secured Party as follows, which representations and warranties are true, accurate and complete as of the date hereof and shall survive the execution and delivery of this Agreement:

            2.1 Financial Condition of Pledgor. Pledgor (i) has not engaged in, and is not engaging in, any business or activity other than the ownership of its membership in the "Company", and activities incidental thereto, (ii) has not owned, and does not own, any material assets other than its membership interest in the Company, (iii) has not incurred any debt, whether secured or unsecured, direct or contingent (including guaranteeing any obligation), (iv) at any time failed to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (iv) has a net worth of at least Three Million Dollars ($3,000,000.00) based upon fair valuations of the difference between Pledgor's assets and debts together with the difference between the value of the assets and liabilities of each general partner of Pledgor, and (v) is not failing to pay its debts as they become due.

            2.2 Title. Pledgor has good and marketable title to the LLC Interest, free and clear of any and all claims, pledges, security interests, liens, charges, encumbrances, rights or interests.

            2.2 Priority. Upon the execution and delivery of this Agreement by the parties, Secured Party shall have a first priority security interest in the LLC Interest. Pledgor hereby authorizes Secured Party to file a UCC-1 Financing Statement perfecting Secured Party's first priority security interest in the LLC Interest in such jurisdictions as Secured Party deems appropriate. In addition, Pledgor shall execute and deliver to Secured Party, and authorizes Secured Party to file, any additional documentation necessary for perfecting, or maintaining the perfection of Secured Party's first priority security interest in the LLC interest.

      3. Assignment. Pledgor covenants and agrees that it shall not sell, transfer, assign, convey, pledge, grant a security interest in or otherwise further encumber the LLC Interest or any right or interest therein, or agree to do any of the same, whether voluntarily or involuntarily.

      4. Single Purpose Entity Covenants. Until such time as the Note is irrevocably paid in full, Pledgor shall not:

            4.1 engage in any business or activity other than the ownership of its membership interest in the Company;

            4.2 acquire or own any material assets other than its membership interest in the Company;

            4.3 merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Secured Party's consent;

            4.4 fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Secured Party, amend, modify, terminate or fail to comply with the provisions of Pledgor's Partnership Agreement or similar organizational documents;

            4.5 own any subsidiary or make any investment in any person or entity without the consent of Secured Party;

            4.6 incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation);

            4.7 fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, shareholders, principals and affiliates of

Borrower, the affiliates of a general partner or member, or shareholder of Pledgor, and any other person or entity;

            4.8 seek the dissolution or winding up in whole, or in part, of Pledgor;

            4.9 maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of Pledgor, or any general partner, member, shareholder, principal or affiliate thereof or any other person;

            4.10 hold itself out to be responsible for the debts of another person;

            4.11  fail to file its own tax returns;

            4.12 fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Pledgor is responsible for the debts of any third party (including any general partner, principal or affiliate of Pledgor, or any general partner, principal or affiliate thereof);

            4.13 fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            4.14 file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors; or

            4.15 directly or indirectly sell, transfer, assign, encumber, hypothecate or otherwise convey its assets or any interest, beneficial or otherwise, therein.

      5.    Default.

            5.1 Events of Default. The following shall be deemed to be events of default hereunder:

                  5.1.1 An Event of Default under the Note; or

                  5.1.2 The breach by Pledgor of any representation, warranty, covenant, agreement or obligation under this Agreement which breach is not cured by Pledgor within three (3) days of written notice thereof; or

                  5.1.3 The breach by Pledgor of any material representation, warranty, covenant, agreement or obligation under the LLC Agreement; or

                  5.1.4 (i) The consent of Pledgor to the appointment of a receiver, trustee or liquidator of all or a substantial portion of Pledgor's assets; or (ii) the adjudication of Pledgor as a bankrupt or insolvent; or (iii) the filing by Pledgor of a voluntary petition in bankruptcy; or (iv) the admittance by Pledgor in writing of Pledgor's inability to pay its debts as they become due; or (v) the failure by Pledgor to pay its debts as they become due; or (vi) the making by Pledgor of a general assignment for the benefit of creditors; or (vii) the filing by Pledgor of a petition or answer seeking reorganization or arrangement with creditors; or (viii) the taking by Pledgor of advantage of any insolvency law; or (ix) the entrance of any order, judgment or decree upon an application of a creditor of Pledgor by a court of competent jurisdiction approving a petition seeking appointment of a receiver, trustee or assignee of all or a substantial part of Pledgor's assets, when such order, judgment or decree is not vacated within thirty (30) calendar days.

            5.2 Secured Party's Rights Upon Default. In the event of a default by Pledgor under Section 5.1, Secured Party shall be entitled to exercise any and all rights and remedies available to Secured Party under the California Commercial Code and all other rights and remedies at law in equity available to secured creditors in the State of California. Pledgor acknowledges that federal and state securities laws may make a public sale of some or all of the LLC Interest impractical and, therefore, agrees that a private sale of some or all of the LLC Interest shall conclusively be deemed to be commercially reasonable. Pledgor further acknowledges that ten (10) days notice of any public or private sale of the LLC Interest is commercially reasonable under all circumstances. Notwithstanding anything in this Agreement to the contrary, Pledgor shall have no obligation for any deficiency between any amount realized from the sale or other disposition of the Collateral and the amount due under the Note.

      6.    Waivers.

            6.1   Pledgor hereby absolutely and irrevocably waives any and all
(i) rights which it may have or may now or hereafter acquire by way of subrogation, reimbursement or indemnity against Borrower by virtue of any payment made pursuant to this Agreement, under the Note, or otherwise (including, without limitation, any payment made by Pledgor), and (ii) other claims or rights against Borrower relating to this Agreement or the Note.

            6.2 Pledgor agrees that (i) its obligations hereunder are independent of and in addition to the undertakings of Borrower pursuant to the Note, any deed of trust or security agreement given to secure the same, any other guaranties given in connection with the Note and any other obligations of Borrower to Secured Party, (ii) a separate action may be brought to enforce the provisions hereof whether Borrower is a party in any such action or not, (iii) Secured Party may at any time, or from time to time, in its sole discretion (A) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the obligations of Borrower under the Note; (B) exchange, release and/or surrender all or any of the collateral security, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Secured Party in connection with all or any of the obligations under this Agreement and/or the obligations of Borrower under the Note; (C) sell and/or purchase all or any such collateral at public or private sale, or at any broker's board, in the manner permitted by law and after giving any notice which may be required, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by Secured Party upon all or any of the obligations under this Agreement and/or the obligations of Borrower under the Note; and (D) settle or compromise with Borrower, and/or any other person liable thereon, any and all of the obligations under this Agreement and/or the obligations of Borrower under the Note, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, which may at any time be due or owing to Secured Party and/or any other person or corporation, and (iv) Secured Party shall be under no obligation to marshal any assets in favor of Pledgor or in payment of any or all of the obligations of Borrower under the Note.

            6.3   Except as expressly set forth herein, Pledgor hereby waives
(i) presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance and any other notice with respect to any of the obligations under this Agreement and the obligations of Borrower under the Note, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon Pledgor; (ii) any right to require Secured Party to (A) proceed against Borrower, (B) proceed against or exhaust any security held from Borrower, or (C) pursue any remedy in Secured Party's power whatsoever; (iii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower other than full payment of the obligations of Borrower under the Note; (iv) to the fullest extent permitted by applicable law, all rights and benefits purporting to reduce a guarantor's obligations in proportion to the principal obligation (including, without limitation, Section 2809 of the California Civil Code); (v) to the fullest extent permitted by law, (A) any defense arising as a result of Secured Party's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (B) any defense based on any borrowing or grant or a security interest under Section 364 of the Bankruptcy Code, and (C) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to the undersigned under any guarantor, suretyship or other defenses under any law of the State of California or otherwise (including, without limitation, California Civil Code Sections 2810, 2819, 2822, 2839, 2845, 2849, 2850, 2899, and 3433); (vi) the benefit of any statute of limitations affecting the undersigned's liability under any of the documents related to this Agreement or the Note to which it is a party or the enforcement thereof, including, without limitation, any rights arising under applicable law (including, without limitation, Section 359.5 of the California Code of Civil Procedure); (vii) all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Pledgor's rights of subrogation or reimbursement (if any) against Borrower by operation of the laws or statutes of the State of California or otherwise (including, without limitation, Section 580d of the California Code of Civil Procedure, to the extent applicable); and (viii) to the extent the following may be applicable, to the fullest extent permitted by law, all rights and benefits under (a) any law of the State of California or otherwise purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust (including, without limitation, Section 580a of the California Code of Civil Procedure), (b) any law of the State of California or otherwise stating that no deficiency may be recovered on a real property purchase money obligation (including, without limitation, Section 580b of the California Code of Civil Procedure), (c) any law of the State of California or otherwise stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust (including, without limitation, Section 580d of the California Code of Civil Procedure), and (d) any law of the State of California or otherwise stating that there may be but one form of action on an indebtedness secured by real property (including, without limitation, Section 726 of the California Code of Civil Procedure), if such sections, or any of them, have any application hereto or any application to the undersigned.

      7. Notices. All notices, requests, demands and other communications given, or required to be given under this Agreement, shall be in writing, duly addressed to the parties as follows:

            If to Pledgor:       Torrey View Phase II, L.P.
                                 7676 Hazard Center Drive, Suite 500
                                 San Diego, CA  92108
                                 Attention: James Purvis

            With a copy to:      Lawrence M. Sherman, Esq.
                                 Sherman & Lapidus LLP
                                 750 B Street, Suite 2330
                                 San Diego, CA 92101

            If to Secured Party: Applied Molecular Evolution, Inc.
                                 3520 Dunhill Street
                                 San Diego, CA  92121
                                 Attention: Lawrence Bloch, M.D.

            With a copy to:      Karen M. ZoBell, Esq.
                                 Gray Cary Ware & Freidenrich LLP
                                 401 B Street, Suite 2000
                                 San Diego, CA 92101-4240

Any notices properly addressed, sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after they are deposited in the United States mail, postage prepaid. Notices shall be deemed delivered and received at the time delivered if properly addressed and delivered to the addresses set forth in this section during normal business hours or personally delivered to the person to whose attention they are addressed or sent by confirmed telecopy to a party's regular business telecopier during regular business hours. Notice sent by any other manner shall be effective upon actual receipt of the addressee. Any party may change its address for purposes of this section by giving notice to the other party as provided in this section.

      8.    Miscellaneous.

            8.1 Integration. This Agreement constitutes the entire agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements of the parties with respect to the subject matter hereof.

            8.2 Severability. If one or more of the provisions of this Agreement is hereafter declared invalid or unenforceable by judicial, legislative or administrative authority of competent jurisdiction, the parties hereto agree that the invalidity or unenforceability of any of the provisions shall not in any way affect the validity or enforceability of any of the other provisions of this Agreement.

            8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties' permitted successors and assigns.

            8.4 Amendment; Modification. No change or modification of the terms or provisions of this Agreement shall be deemed valid unless in writing and signed by both parties.

            8.5 Governing Law. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of California.

            8.6 Waiver. No waiver of any breach or default shall be construed as a continuing waiver of any provision or as a waiver of any other or subsequent breach of any provision contained in this Agreement.

            8.7 Headings. The headings of sections of this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of any of the provisions of this Agreement.

            8.8 Attorneys' Fees. In the event of any action or proceeding to enforce or construe any of the provisions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys' fees and costs.

            8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            8.10 Assignment. Pledgor shall not assign, hypothecate, or otherwise transfer any of Pledgor's rights or obligations under this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR:                                   SECURED PARTY:

Torrey View Phase II, L.P., a California   Applied Molecular Evolution, Inc.
limited partnership
                                           By: /s/ Lawrence E. Bloch
                                              ----------------------------------
                                           Its: CFO
                                               ---------------------------------
By: Ocean Air Associates, LLC,
    a Delaware limited liability company
       Its: General Partner

       By:  /s/ James C. Purvis
          ----------------------------
            James C. Purvis, President